Exhibit 99.1

Press Release	U-STORE-IT TRUST (NYSE - YSI)

U-Store-It Announces the Appointment of Robert G. Blatz as Senior Vice President of Operations

WAYNE, PA — July 29, 2010 — U-Store-It Trust (NYSE:YSI) announced the appointment of Robert G. Blatz as Senior Vice President of Operations.

Bob Blatz, age 49, served as President and Chief Operating Officer for American Land Lease (NYSE:ANL) and its predecessors, Asset Investors Corp. and Commercial Assets Corp. from 1999 through 2009.  American Land Lease is a real estate investment trust focused on active adult retirement communities.  Prior to joining American Land Lease, Mr. Blatz was a Senior Consultant with PriceWaterhouseCoopers LLC.

Mr. Blatz received his bachelor of science degree in general engineering from the United States Military Academy at West Point and a masters in business administration from The George Washington University.  Mr. Blatz served as an officer in the United States Army for ten years.  His assignments included both domestic and international responsibilities.

Dean Jernigan, Chief Executive Officer of U-Store-It Trust commented, “We are very excited to have Bob join the U-Store-It executive team.  Bob’s broad-based operational experience will be incredibly valuable to U-Store-It as we expand our owned and managed property portfolio.  Bob’s proven leadership and depth of knowledge will complement and enhance our core business operations.”

About U-Store-It Trust

U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company provides self-storage solutions across the country. U-Store-It owns and or manages 487 facilities across the United States, and operates the U-Store-It Network, which consists of approximately 700 additional self-storage facilities. The Company’s self-storage facilities, storage space and storage solutions are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the 2009 Self Storage Almanac, U-Store-It Trust is one of the top four owners and operators of self-storage facilities in the U.S.  For more information, visit www.ustoreit.com.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by U-Store-It Trust (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions; the competitive environment in which we operate; the execution of our business plan; financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt; increases in interest rates and operating costs; our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section title “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

U-Store-It Trust

Timothy M. Martin

Chief Financial Officer

(610) 293-5700